EXHIBIT 4.1

                          FIFTH SUPPLEMENTAL INDENTURE

     THIS FIFTH SUPPLEMENTAL INDENTURE, dated as of September 16, 2005 (this "Supplemental Indenture"), among Pioneer Natural Resources Company, a Delaware corporation (the "Company"), Pioneer Natural Resources USA, Inc., a Delaware corporation, for purposes of agreeing to make certain guarantees, and Wachovia Bank, National Association, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture referred to below.

                                    RECITALS

A. The Company (as successor to Evergreen Resources, Inc.) and the Trustee are parties to that certain Indenture, dated as of March 10, 2004 (as heretofore amended and supplemented, the "Indenture"), providing for the issuance of an aggregate principal amount of $200,000,000 of securities originally denominated 5.875% Senior Subordinated Notes due 2012, which has been amended by that First Supplemental Indenture, dated as of September 28, 2004, between the Trustee and Pioneer Evergreen Properties, LLC, that Second Supplemental Indenture, dated as of September 30, 2004, between the Trustee and Pioneer Debt Sub, LLC, that Third Supplemental Indenture, dated as of September 30, 2004, between the Trustee and the Company, and that Fourth Supplemental Indenture, dated as of November 1, 2004, among the Trustee, the Company, and Pioneer Natural Resources USA, Inc. (collectively, the "Securities").

B. On September 1, 2005, the Company offered to purchase any and all of the Securities for cash, subject to the terms and conditions described in the Offer to Purchase and Consent Solicitation Statement, dated September 1, 2005 (the "Offer to Purchase"), and the related Letter of Transmittal and Consent (the "Letter of Transmittal"), which terms and conditions include obtaining the consent of the holders of the Securities to amend the Indenture to eliminate certain operating restrictions (such offer to purchase as set forth in the Offer to Purchase and the Letter of
     Transmittal, including any amendments, modifications or supplements thereto, the "Tender Offer").

C. Promptly following the execution and delivery of this Supplemental Indenture, the Company plans to accept tenders such that there will have been redeemed $188,375,000 aggregate principal amount of Securities such that there will then be outstanding under the Indenture $6,125,000 aggregate principal amount of the Securities.

D. Section 9.2 of the Indenture provides that, with the consent of Holders representing at least a majority in aggregate principal amount of the Securities then outstanding, the Company and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of amending or supplementing the Indenture or modifying the rights of Holders (subject to certain exceptions inapplicable to this Supplemental Indenture).


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E.   The  Company  desires  and has  requested  the  Trustee  to join with it in entering into this Supplemental Indenture for the purpose of amending the Indenture in certain respects as permitted by Section 9.2 of the Indenture.

F. The Company, in connection with the Tender Offer, has solicited consents to this Supplemental Indenture upon the terms and conditions set forth in the Tender Offer.

G. The execution and delivery of this Supplemental Indenture has been authorized by the Company and the Guarantor.

H.   The  Company  (i) has  received  the  consent of the Holders of more than a majority of the principal amount of the outstanding Securities, as certified by an Officer's Certificate delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture, (ii) has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Section 9.6 of the Indenture, and (iii) has satisfied all other conditions required under
     Article 9 of the Indenture to enable the Company and the Trustee to enter into this Supplemental Indenture.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows for the benefit of the Trustee and the Holders of the Securities:

     Section 1.  Amendments to Indenture.

            (a)  Section 1. Section 1.1 of the Indenture is hereby amended by:

                 (i) rescinding the  addition of the  definitions  specified  in
     Schedule I to the Fourth Supplemental Indenture, dated as of November 1, 2004, among the Company, the Guarantor and the Trustee (the "Fourth Supplemental Indenture") effected pursuant to Section 1(a)(i) thereof;

                 (ii)  rescinding   the   amendment  and   restatement   of  the
     definitions specified in Schedule II to the Fourth Supplemental Indenture effected pursuant to Section 1(a)(ii) thereof; and

                 (iii) deleting in their entirety all terms and their respective definitions for which all references are eliminated in the Indenture as a result of the amendments set forth in this Section 1.

            (b) Section 4.  Each of Sections 4.3  (Limitation on  Indebtedness),
4.4  (Limitation  on  Restricted  Payments),  4.6  (Limitation  on  Liens),  4.8
(Limitation on Sales of Assets and Subsidiary Stock), 4.9 (Limitation on Affiliate Transactions), 4.14 (Change of Control), and 4.23 (Effectiveness of Covenants) of the Indenture is hereby deleted in its entirety.

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     Section 2. Ratification.  This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part of the Indenture. Except to the extent amended by or supplemented by this Supplemental Indenture, the Company and the Trustee hereby ratify, confirm, and reaffirm the Indenture in all respects.

     Section 3. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 4. Governing Law. The laws of the State of New York shall govern the construction and interpretation of this Supplemental Indenture, without regard to principles of conflicts of laws.



                            [Signature Page Follows]


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     IN WITNESS  WHEREOF,  the parties  hereto  have  caused  this  Supplemental
Indenture to be signed on their behalf by their duly authorized representatives as of the date first above written:

                              PIONEER NATURAL RESOURCES COMPANY



                              By:      /s/ Richard P. Dealy
                                    ---------------------------------------
                              Name:        Richard P. Dealy
                                    ---------------------------------------
                              Title:        EVP
                                    ---------------------------------------


                              PIONEER NATURAL RESOURCES USA, INC.



                              By       /s/ Richard P. Dealy
                                    ---------------------------------------
                              Name:        Richard P. Dealy
                                    ---------------------------------------
                              Title:        EVP
                                    ---------------------------------------



                              WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee



                              By:      /s/ Ednora G. Linares
                                    ---------------------------------------
                              Name:        Ednora G. Linares
                                    ---------------------------------------
                              Title:        Vice President
                                    ---------------------------------------



                    Signature Page - Supplemental Indenture


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